Third Quarter 2022 Supplemental Financial Information

Table of Contents 2 03 Corporate Overview 04 Earnings Release 08 Quarterly Highlights 09 Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) 10 Funds from Operations and Adjusted Funds from Operations 11 EBITDAre, Adjusted EBITDAre, NOI and Cash NOI 12 Consolidated Balance Sheets 13 Debt, Capitalization and Financial Ratios 14 Investment Activity 15 Portfolio Information 19 Lease Expiration Schedule 20 Non-GAAP Measures and Definitions 23 Forward Looking and Cautionary Statements

Corporate Overview

Corporate Profile

NETSTREIT Corp. (NYSE: NTST) is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT's strategy is to create the highest quality net lease retail portfolio in the country in order to generate consistent cash flows and dividends for its investors.

Management Team

Mark Manheimer, Chief Executive Officer
Andy Blocher, Chief Financial Officer
Jeff Fuge, Senior Vice President of Acquisitions
Randy Haugh, Senior Vice President of Finance
Kirk Klatt, Senior Vice President of Real Estate
Trish McBratney-Gibbs, SVP, Chief Accounting Officer
Chad Shafer, Senior Vice President of Underwriting

Board of Directors

Todd Minnis – Chair
Michael Christodolou
Heidi Everett
Mark Manheimer
Matthew Troxell
Lori Wittman
Robin Zeigler

Corporate Headquarters

2021 McKinney Avenue
Suite 1150
Dallas, Texas, 75201
Phone: (972) 579 – 4825
Website: www.netstreit.com

Transfer Agent

Computershare
PO Box 505000
Louisville, Kentucky 40233
Phone: (866) 637 – 9460
Website: www.computershare.com

NETSTREIT 3

Earnings Release 4 NETSTREIT REPORTS THIRD QUARTER 2022 FINANCIAL AND OPERATING RESULTS – Net Income of $0.03 and Adjusted Funds from Operations ("AFFO")1 of $0.30 per diluted share – – Completed $129.6 Million of Net Investment Activity – – Completed 10.35 Million Shares Forward Equity Offering and Closed $600 Million Sustainability- Linked Credit Facility – – $200 Million Term Loan Swapped to Maturity, 93% of Debt now Fixed – – Narrows Full Year 2022 AFFO Guidance to $1.15 to $1.17 Per Share, Increasing Mid-Point of the Range – Dallas TX – October 27, 2022 – NETSTREIT Corp. (NYSE: NTST) (the “Company”), today announced financial and operating results for the third quarter ended September 30, 2022. “We are pleased to announce another strong quarter of portfolio performance and investment activity as NETSTREIT continues to execute its strategy of prudent growth while maintaining one of the net lease industry's highest credit quality portfolios. During the quarter, we completed $131.3 million of acquisition activity at a cash capitalization rate of 6.6%. Further, we continued to strengthen our balance sheet with the completion of an oversubscribed forward equity offering of 10.35 million shares and closed on our inaugural $600 million sustainability-linked credit facility, locking in very attractive capital and putting us in a strong liquidity position,” said Mark Manheimer, Chief Executive Officer of NETSTREIT. Mr. Manheimer continued, "we built this company to weather all phases of any economic cycle, with unmatched credit and real estate quality, and a fortified balance sheet with significant liquidity. Despite witnessing historic shifts in interest rates and rising economic uncertainty so far in 2022, our strategy remains unchanged as we continue to seek to acquire well located assets leased to tenants with strong credit at attractive cap rates. Consistent with that strategy, as pricing for net lease assets continues to adjust to a new normal, we may limit the amount of acquisitions we complete in the fourth quarter and beyond to focus on opportunities that meet our investment criteria and at appropriate pricing. Therefore, we are moving from a quantitative acquisition target for the year to an opportunistic approach to capital deployment, but narrowing and increasing the midpoint of our AFFO per share guidance. We are confident that our discipline and execution will position NETSTREIT effectively to continue growing shareholder value into the future." THIRD QUARTER 2022 HIGHLIGHTS • Net income per share2 decreased to $0.03, compared to $0.07 from prior year period • Core Funds from Operations (“Core FFO”)1 per share increased to $0.28, compared to $0.22 from prior year period • AFFO per share increased to $0.30, compared to $0.24 from prior year period PORTFOLIO UPDATE As of September 30, 2022, the NETSTREIT portfolio was comprised of 406 leases, contributing $92.7 million of annualized base rent3, with a weighted-average remaining lease term of 9.6 years4, of which 64.6% were with investment grade rated tenants and 14.0% were tenants with investment grade profiles5. The portfolio was 100.0% occupied as of September 30, 2022.

Earnings Release 5 INVESTMENT ACTIVITY During the quarter ended September 30, 2022, the Company had total net investment activity of $129.6 million, which includes dispositions. The Company invested approximately $131.3 million in the acquisition of 26 properties at an initial cash capitalization rate of 6.6%. Acquisitions completed during the quarter had a weighted-average remaining lease term of 11.8 years. The Company had no developments where rent commenced and provided $4.7 million to support ongoing development projects during the quarter. At quarter end, the Company has six projects under development, where the Company has invested $17.5 million to date. The Company completed one disposition for $1.7 million in total contractual sales proceeds, which equated to a 5.5% cash capitalization rate. The investment grade and investment grade profile totals for acquisitions completed in the quarter were 65.0% and 18.3%, respectively, based on total annualized base rent. The quarter's transaction activity increased the total tenant count from 75 to 77 tenants. Year-to-date, the Company has completed net investment activity of $388.2 million. BALANCE SHEET AND LIQUIDITY At quarter end, total debt outstanding was $413.5 million, with a weighted average term of 3.9 years and a quarter end contractual interest rate, including the impact of fixed rate swaps, of 2.8% (excluding the impact of deferred fee amortization). 93% of the Company's debt was at a fixed rate and the Company's net debt to annualized adjusted EBITDA ratio was 5.0x. After giving consideration to the settlement of shares pursuant to the August forward sales agreements, the Company's net debt to annualized adjusted EBITDA ratio was 2.5x. In August, the Company entered into its forward sale agreements related to 10,350,000 shares of its common stock at a public offering price of $20.20 per share. The Company will have until August 3, 2023 to settle the forward sale agreements and no settlements have yet occurred. On September 29, 2022, the Company settled all remaining shares from the January forward sales agreements and issued 4.5 million shares of common stock, receiving net proceeds of approximately $93.5 million. The Company closed on a $600 million sustainability-linked senior unsecured credit facility, which consisted of a $400 million senior unsecured revolving credit facility and a new $200 million senior unsecured term loan, with an additional $400 million accordion feature. The revolver will mature in August 2026, with the option available to extend the maturity for an additional year, while the term loan will mature in February 2028. The term loan is fully hedged at an all-in rate of 3.88%. The Company's existing $175 million term loan that is fully hedged at an all-in rate of 1.36% will remain outstanding through the maturity in December 2024. The September 30, 2022 cash balance was $16.2 million and the Company had $30.0 million outstanding on its revolving line of credit. Currently, the Company has total liquidity available, which includes unsettled equity forward contracts and undrawn line of credit capacity, of $585.3 million. DIVIDEND On October 25, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share for the fourth quarter of 2022, which will be paid on December 15, 2022 to shareholders of record on December 1, 2022.

Earnings Release 6 2022 OUTLOOK The Company is narrowing its AFFO per share guidance range to $1.15 to $1.17 per share, resulting in an increase to the midpoint of the range. The guidance reflects the Company's opportunistic and disciplined approach to acquisitions for the remainder of 2022 based on the current economic environment, replacing the previous expectation of at least $500 million of acquisitions, and the following additional assumptions: • The Company expects cash G&A to remain in the range of $14.5 million to $15.0 million (inclusive of transaction costs), and expects non-cash compensation expense to be in the range of $5.0 million to $5.5 million • The Company is narrowing cash interest expense, from a range of $7.0 million to $9.0 million, to a range of $8.0 million to $9.0 million, with additional non-cash deferred financing fee amortization remaining at a range of $0.8 million to $0.9 million • Full year 2022 diluted weighted average shares outstanding, which includes the impact of OP units, is being narrowed, from a range of 50.0 million to 52.0 million shares, to a range of 50.0 million to 51.0 million shares Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant. EARNINGS WEBCAST AND CONFERENCE CALL A conference call will be held on Friday, October 28, 2022 at 10:00 AM ET. During the conference call the Company’s officers will review third quarter performance, discuss recent events, and conduct a question and answer period. The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call. The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until November 4, 2022, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13730420. SUPPLEMENTAL PACKAGE The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com. About NETSTREIT NETSTREIT is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Earnings Release 7 Investor Relations ir@netstreit.com 972-597-4825 (1) Non-GAAP financial measure. See "Non-GAAP Financial Measures". (2) All per share amounts herein include weighted average common shares of 50,449,735, weighted average operating partnership units of 514,890, weighted average unvested restricted stock units of 255,613, and weighted average unsettled shares under open forward equity contracts of 164,520 for the three-months ended September 30, 2022. (3) Annualized base rent, or ABR, is calculated by multiplying (i) cash rental payments (a) for the month ended September 30, 2022 (or, if applicable, the next full month's cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of September 30, 2022, plus (b) for properties under development, the first full month's permanent cash rent contractually due after the development period by (ii) 12. (4) Weighted by ABR, excluding lease extension options and mortgage loan receivables. (5) Unrated tenants with more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x. NON-GAAP FINANCIAL MEASURES This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, and Cash NOI. A reconciliation from net loss available to common shareholders to each non-GAAP financial measure, and definitions of each non-GAAP measure, are included below. FORWARD LOOKING STATEMENTS This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19), rising interest rates and instability in macroeconomic conditions. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

Quarterly Highlights

(unaudited, in thousands, except share, per share data and square feet)

	Three Months Ended				
Financial Results	**September 30, 2022**	**June 30, 2022**	**March 31, 2022**	**December 31, 2021**	**September 30, 2021**
Net income	$ 1,419	$ 2,010	$ 1,966	$ 2,095	$ 2,944
Net income per common share outstanding - diluted	$ 0.03	$ 0.04	$ 0.04	$ 0.05	$ 0.07
Funds from Operations (FFO)	$ 14,517	$ 12,864	$ 12,667	$ 11,197	$ 8,983
FFO per common share outstanding - diluted	$ 0.28	$ 0.26	$ 0.28	$ 0.26	$ 0.22
Core Funds from Operations (Core FFO)	$ 14,517	$ 12,828	$ 12,667	$ 10,759	$ 8,983
Core FFO per common share outstanding - diluted	$ 0.28	$ 0.26	$ 0.28	$ 0.25	$ 0.22
Adjusted Funds from Operations (AFFO)	$ 15,386	$ 13,738	$ 13,135	$ 11,477	$ 9,738
AFFO per common share outstanding - diluted	$ 0.30	$ 0.28	$ 0.29	$ 0.27	$ 0.24
Dividends per share	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.20
Weighted average common shares outstanding - diluted	51,384,758	48,951,833	45,600,810	43,308,598	41,333,579

Portfolio Metrics[1]					
Number of leases	406	381	361	327	290
Square feet	7,990,845	7,419,551	7,028,798	6,420,246	5,452,608
Occupancy	100.0%	100.0 %	100.0 %	100.0 %	100.0 %
Weighted average lease term remaining (years)[2]	9.6	9.5	9.6	9.9	10.0
Investment grade (rated) - % of ABR[3]	64.6 %	64.7 %	63.9 %	65.2 %	70.5 %
Investment grade profile (unrated) - % of ABR[4]	14.0 %	16.4 %	16.7 %	16.4 %	14.5 %
Combined Investment grade (rated) & Investment grade profile (unrated) - % of ABR	78.6 %	81.1 %	80.6 %	81.6 %	85.0 %

(1) Metrics exclude mortgage loans receivable.
(2) Weighted by ABR; excludes lease extension options and mortgage loan receivables.
(3) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BBB- (S&P), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher.
(4) Tenants with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC.

NETSTREIT 8

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
REVENUES				
Rental revenue (including reimbursable)	$ 24,339	$ 15,603	$ 67,309	$ 41,333
Interest income on mortgage loans receivable	674	—	1,671	—
Total revenues	25,013	15,603	68,980	41,333
OPERATING EXPENSES				
Property	2,539	1,737	8,156	4,002
General and administrative	4,552	3,776	13,608	10,904
Depreciation and amortization	13,407	8,074	36,137	21,078
Provisions for impairment	—	—	1,114	3,539
Transaction costs[1]	51	132	704	464
Total operating expenses	20,549	13,719	59,719	39,987
OTHER (EXPENSE) INCOME				
Interest expense, net	(3,017)	(895)	(5,708)	(2,693)
Gain on sales of real estate, net	143	1,955	2,162	2,452
Other income	—	—	36	—
Total other (expense) income, net	(2,874)	1,060	(3,510)	(241)
Net income before income taxes	1,590	2,944	5,751	1,105
Income tax expense	(171)	—	(356)	(50)
Net income	1,419	2,944	5,395	1,055
Net income attributable to noncontrolling interests	16	96	63	42
Net income attributable to common stockholders	$ 1,403	$ 2,848	$ 5,332	$ 1,013
Amounts available to common stockholders per common share:				
Basic	$ 0.03	$ 0.07	$ 0.11	$ 0.03
Diluted	$ 0.03	$ 0.07	$ 0.11	$ 0.03
Weighted average common shares:				
Basic	50,449,735	39,559,605	47,679,870	35,359,551
Diluted	51,384,758	41,333,579	48,657,049	37,108,425
OTHER COMPREHENSIVE INCOME				
Net income	$ 1,419	$ 2,944	$ 5,395	$ 1,055
Change in value on derivatives, net	13,887	5	21,436	2,063
Total comprehensive income	$ 15,306	$ 2,949	$ 26,831	$ 3,118
Comprehensive income attributable to noncontrolling interests	149	95	287	153
Comprehensive income attributable to common stockholders	$ 15,157	$ 2,854	$ 26,544	$ 2,965

(1) Represents the costs associated with abandoned acquisitions and other acquisition related expenses.

NETSTREIT

9

Funds From Operations and Adjusted Funds From Operations (unaudited, in thousands, except share and per share data) 10 Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 GAAP Reconciliation: Net income $ 1,419 $ 2,944 $ 5,395 $ 1,055 Depreciation and amortization of real estate 13,241 7,994 35,701 20,843 Provisions for impairment — — 1,114 3,539 Gain on sale of real estate, net (143) (1,955) (2,162) (2,452) Funds from Operations (FFO) $ 14,517 $ 8,983 $ 40,048 $ 22,985 Gain on insurance proceeds — — (36) — Core Funds from Operations (Core FFO) $ 14,517 $ 8,983 $ 40,012 $ 22,985 Straight-line rent adjustments (272) (244) (1,144) (707) Amortization of deferred financing costs 239 157 553 471 Amortization of loan origination costs 28 — 59 — Amortization of above/below market lease intangibles (444) (182) (1,021) (609) Amortization of lease incentives 131 23 377 26 Capitalized interest expense (115) (24) (218) (38) Non-cash compensation expense 1,302 1,025 3,645 2,623 Adjusted Funds from Operations (AFFO) $ 15,386 $ 9,738 $ 42,263 $ 24,751 FFO per common share outstanding - diluted $ 0.28 $ 0.22 $ 0.82 $ 0.62 Core FFO per common share outstanding - diluted $ 0.28 $ 0.22 $ 0.82 $ 0.62 AFFO per common share outstanding - diluted $ 0.30 $ 0.24 $ 0.87 $ 0.67 Dividends per share $ 0.20 $ 0.20 $ 0.40 $ 0.40 Dividends per share as a percent of AFFO 67% 83% 46% 60 % Weighted average common shares outstanding, basic 50,449,735 39,559,605 47,679,870 35,359,551 Operating partnership units outstanding 514,890 1,334,571 530,940 1,462,419 Unvested restricted stock units 255,613 439,403 261,727 286,455 Unsettled shares under open forward equity contracts 164,520 — 184,512 — Weighted average common shares outstanding, diluted 51,384,758 41,333,579 48,657,049 37,108,425

EBITDAre, Adjusted EBITDAre, NOI and Cash NOI

(unaudited, in thousands)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
GAAP Reconciliation:				
Net income	$ 1,419	$ 2,944	$ 5,395	$ 1,055
Depreciation and amortization of real estate	13,241	7,994	35,701	20,843
Amortization of above/below market lease intangibles	(444)	(182)	(1,021)	(609)
Amortization of lease incentives	131	23	377	26
Non-real estate depreciation and amortization	166	79	436	234
Interest expense, net	3,017	895	5,708	2,693
Income tax expense	171	—	356	50
Amortization of loan origination costs	28	—	59	—
EBITDA	17,729	11,753	47,011	24,292
Provision for impairments	—	—	1,114	3,539
Gain on sale of real estate, net	(143)	(1,955)	(2,162)	(2,452)
EBITDAre	17,586	9,798	45,963	25,379
Straight-line rent adjustments	(272)	(244)	(1,144)	(707)
Gain on insurance proceeds	—	—	(36)	—
Non-cash compensation expense	1,302	1,025	3,645	2,623
Adjusted EBITDAre	$ 18,616	$ 10,579	$ 48,428	$ 27,295

Adjusted EBITDAre	$ 18,616
Adjustments for intraquarter acquisitions and dispositions(1)	1,182
Annualized Adjusted EBITDAre	**$ 79,192**
Net debt / Annualized Adjusted EBITDAre	5.0x
Net debt adjusted for outstanding forward equity / Annualized Adjusted EBITDAre	2.5x

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
GAAP Reconciliation:				
Net income	$ 1,419	$ 2,944	$ 5,395	$ 1,055
General and administrative	4,552	3,776	13,608	10,904
Depreciation and amortization	13,407	8,074	36,137	21,078
Provisions for impairment	—	—	1,114	3,539
Transaction costs	51	132	704	464
Interest expense, net	3,017	895	5,708	2,693
Gain on sales of real estate, net	(143)	(1,955)	(2,162)	(2,452)
Income tax expense	171	—	356	50
Interest income on mortgage loans receivable	(674)	—	(1,671)	—
Other income	—	—	(36)	—
NOI	21,800	13,866	59,153	37,331
Straight-line rent adjustments	(272)	(244)	(1,144)	(707)
Amortization of above/below market lease intangibles	(444)	(182)	(1,021)	(609)
Amortization of lease incentives	131	23	377	26
Cash NOI	$ 21,215	$ 13,463	$ 57,365	$ 36,041
Adjustments for intraquarter investment activities(2)	1,182			
Normalized Cash NOI	$ 22,397			

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Property Operating Expense Coverage				
Property operating expense reimbursement	$ 2,170	$ 1,505	$ 7,113	$ 3,516
Property operating expenses	(2,539)	(1,737)	(8,156)	(4,002)
Property operating expenses, net	$ (369)	$ (232)	$ (1,043)	$ (486)

(1) The adjustment removes base rent and interest income for new investments completed during the period shown and replaces the removed amount with an estimated equivalent amount for the full period shown. The adjustment also removes base rent for properties disposed of during the period shown.
(2) The adjustment removes base rent from new acquisitions completed during the period shown and replaces the removed amount with an estimated equivalent amount for the full period shown. The adjustment also removes base rent for properties disposed of during the period shown.

NETSTREIT 11

Consolidated Balance Sheets (unaudited, in thousands, except share data) 12 September 30, December 31, 2022 2021 ASSETS Real estate, at cost: Land $ 380,092 $ 299,935 Buildings and improvements 839,305 626,457 Total real estate, at cost 1,219,397 926,392 Less accumulated depreciation (53,255) (30,669) Property under development 17,475 17,896 Real estate held for investment, net 1,183,617 913,619 Assets held for sale 23,985 2,096 Mortgage loans receivable, net 46,406 — Cash, cash equivalents and restricted cash 16,190 7,603 Lease intangible assets, net 149,357 124,772 Other assets, net 54,087 20,351 Total assets $ 1,473,642 $ 1,068,441 LIABILITIES AND EQUITY Liabilities: Term loans, net $ 373,202 $ 174,330 Revolving credit facility 30,000 64,000 Mortgage note payable, net 7,901 — Lease intangible liabilities, net 31,438 23,316 Liabilities related to assets held for sale 416 — Accounts payable, accrued expenses and other liabilities 21,200 16,980 Total liabilities $ 464,157 $ 278,626 Equity: Stockholders’ equity Common stock, $0.01 par value, 400,000,000 shares authorized; 54,876,295 and 44,223,050 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively $ 549 $ 442 Additional paid-in capital 1,032,634 809,724 Distributions in excess of retained earnings (58,747) (35,119) Accumulated other comprehensive income 25,335 4,123 Total stockholders’ equity 999,771 779,170 Noncontrolling interests 9,714 10,645 Total equity 1,009,485 789,815 Total liabilities and equity $ 1,473,642 $ 1,068,441

Debt, Capitalization, and Financial Ratios

(unaudited, in thousands, except share data)

Debt Summary	Maturity Date		Balance	Interest Rate[1]	Rate Type	Weighted Average Maturity
	As of September 30, 2022					
Unsecured revolver[2][3]	August 11, 2026	$	30,000	3.85%	Floating	3.9 years
Unsecured term loan[4]	December 23, 2024		175,000	1.36%	Fixed	2.2 years
Unsecured term loan[5]	February 11, 2028		200,000	3.88%	Fixed	5.4 years
Secured mortgage loan[6]	November 01, 2027		8,546	4.53%	Fixed	5.1 years
Principal amount of total debt		$	413,546			

Net Debt		Balance
Principal amount of total debt	$	413,546
Less: Cash, cash equivalents and restricted cash[7]		(16,190)
Net debt		397,356
Value of outstanding forward equity[8]		(199,086)
Net debt adjusted for outstanding forward equity	$	198,270

Key Debt Covenant Information	Required	Actual
Consolidated total leverage ratio	≤ 60.0%	28.0%
Fixed charge coverage ratio	≥ 1.50x	9.01x
Maximum secured indebtedness	≤ 40.0%	0.6%
Maximum recourse indebtedness	≤ 10.0%	0.0%
Unencumbered leverage ratio	≤ 60.0%	28.9%
Unencumbered interest coverage ratio	≥ 1.75x	11.01x

Liquidity		Balance
Unused unsecured revolver capacity	$	370,000
Cash, cash equivalents and restricted cash[7]		16,190
Cash value of outstanding forward equity[8]		199,086
Total Liquidity	$	585,276

Equity	Ending Shares/Units		Equity Market Capitalization	% of Total
Common shares[9]	54,876,295	$	977,347	99.1 %
OP units[9]	514,890		9,170	0.9 %
Total	55,391,185	$	986,517	100.0 %

Enterprise Value		Balance	% of Total
Principal amount of total debt	$	413,546	29.5 %
Equity market capitalization[9]		986,517	70.5 %
Total enterprise value	$	1,400,063	100.0 %

(1) Interest rate for floating rate debt, if applicable, is based on the last day of the quarter presented. Rates presented exclude the impact of capitalized loan fee amortization.
(2) Facility fees are charged at an annual rate of 0.15% of the total facility size of $400 million.
(3) The revolver has a one-year extension option.
(4) Effective September 28, 2020 the floating rate underlying the term loan was swapped to an effective fixed rate of 0.21%. The swap terminates on December 23, 2024.
(5) Effective September 1, 2022 the floating rate underlying the term loan was swapped to an effective fixed rate of 2.63%. The swap terminates on February 11, 2028.
(6) The secured mortgage loan was assumed as part of an asset acquisition during the third quarter 2022.
(7) There was no restricted cash held as of September 30, 2022.
(8) Reflects approximately 10.3 million of unsettled shares from August 2022 forward equity offering, at the September 30, 2022 available net settlement price of $19.24.
(9) Value is based on the September 30, 2022 closing price of $17.81 per share.

NETSTREIT

13

Investment Activity

(unaudited, dollars in thousands)

	Three Months Ended				
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Investments(1):					
Number of Investments	26	26	37	32	26
Gross Investment(2)	$ 131,301	$ 133,065	$ 137,987	$ 150,538	$ 90,128
Cash Capitalization Rate(3)	6.6%	6.6%	6.3%	6.5%	6.2%
Dispositions:					
Number of Occupied Properties	1	1	1	—	4
Number of Vacant Properties	—	1	—	—	—
Net Book Value(4)	$ 1,517	$ 8,027	$ 2,096	$ —	$ 16,160
Proceeds(5)	$ 1,685	$ 10,328	$ 2,364	$ —	$ 18,835
Cash Capitalization Rate (on occupied properties only)(6)	5.5%	6.0%	5.5%	N/A	6.3%

Developments:

Industry	Location	Lease Term	Amount Funded to Date(7)	Anticipated Rent Commencement
Discount Retail	Fond Du Lac, WI	10 Years	$2,909	Completed 1Q'22
Home Improvement	Sioux Falls, SD	12 Years	$4,918	Completed 1Q'22
Dollar Stores	Woodland, AL	10 Years	$1,587	Completed 2Q'22
Arts & Craft	Fond Du Lac, WI	10 Years	$3,625	Completed 2Q'22
Discount Retail	Yuma, AZ	10 Years	$4,543	Completed 2Q'22
Discount Retail	Sheboygan, WI	10 Years	$2,192	4Q'2022
Arts & Craft	D'Iberville, MS	15 Years	$4,855	1Q'2023
Arts & Craft	Winder, GA	15 Years	$2,509	1Q'2023
Arts & Craft	Sheboygan, WI	10 Years	$5,208	1Q'2023
Discount Retail	Alpena, MI	10 Years	$1,588	1Q'2023
TBD	Sumter, SC	TBD	$1,123	TBD

(1) Excludes development related transactions.
(2) Includes loan receivables and book value of completed developments, as well as all expenditures that were capitalized as part of the transaction, including acquisition costs and any incentives provided to the seller and/or tenant at close..
(3) Calculated by dividing in-place ABR, or interest income, at the time of investment by the Gross Investment.
(4) Represents all capitalized costs associated with the property, less impairment charges and net of accumulated depreciation.
(5) Reflects contractual sales price.
(6) The rate only applies to properties that were occupied at the time of the disposition. It is calculated by dividing the in-place ABR at the time of disposition by the contractual sales price.
(7) Represents capitalized acquisition and development costs, including capitalized interest.

NETSTREIT

14

Portfolio Information (unaudited, dollars in thousands) 15 (1) Metrics exclude mortgage loan receivables. (2) Weighted by ABR; excludes lease extension options and interest income from mortgage loan receivables. (3) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BBB- (S&P), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher. (4) Tenants with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC. (5) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BB+ (S&P), Ba1 (Moody's) or NAIC3 (National Association of Insurance Commissioners) or lower. Portfolio Metrics(1) September 30, 2022 Number of leases 406 Number of states 42 Square feet 7,990,845 Tenants 77 Industries 24 Occupancy 100.0% Weighted average lease term remaining (years)(2) 9.6 Tenant Quality Number of Leases ABR % of ABR Investment grade (rated)(3) 286 $ 59,956 64.6% Investment grade profile (unrated)(4) 42 12,980 14.0% Sub-investment grade (rated)(5) 30 10,342 11.2% Sub-investment grade profile (unrated) 48 9,462 10.2% Total 406 $ 92,739 100.0% 0.0% 25.0% 50.0% 75.0% 100.0% Defensive Industries Tenant Credit 64.6% Investment Grade 14.0% Investment Grade Profile 11.2% Sub- Investment Grade 10.2% Sub- Investment Grade Profile 57.7% Necessity 17.5% Discount 13.4% Service 11.5% Other

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

Top 20 Tenants[1]	Number of Leases		ABR	% of ABR	Credit rating
CVS pharmacy	33	$	10,555	11.4%	BBB / Baa2
Walgreens	22		6,428	6.9%	BBB / Baa2
Hobby Lobby	14		5,468	5.9%	IG Profile
7-Eleven	21		4,879	5.3%	A / Baa2
Dollar General	46		4,531	4.9%	BBB / Baa2
Advance Auto Parts	40		3,900	4.2%	BBB- / Baa2
Walmart	6		3,770	4.1%	AA / Aa2
Lowe's	4		3,578	3.9%	BBB+ / Baa1
Dollar Tree / Family Dollar	33		3,294	3.6%	BBB / Baa2
Best Buy	6		3,211	3.5%	BBB+ / A3
Ahold Delhaize / Food Lion[2]	5		3,000	3.2%	BBB / Baa1 | IG Profile
Floor & Decor	2		2,615	2.8%	BB / Ba3
Big Lots!	10		2,543	2.7%	SIG Profile
Ollie's Good Stuff Cheap	10		2,435	2.6%	IG Profile
Winn-Dixie	4		2,356	2.5%	B+ / Ba3
The Home Depot	2		1,944	2.1%	A / A2
Harbor Freight Quality Tools Lowest Prices	13		1,884	2.0%	BB- / B1
TSC Tractor Supply Co	7		1,578	1.7%	BBB / Baa1
Fresenius health care worldwide	6		1,331	1.4%	BBB / Baa3
Burlington	3		1,205	1.3%	BB+ / Ba2
Total	287	$	70,504	76.0%	

(1) Metrics exclude mortgage loan receivables.
(2) Ahold Delhaize does not provide a guaranty on one Food Lion lease, however the tenant qualifies for Investment Grade Profile designation.

NETSTREIT

16

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

State[(1)]	Number of Leases		ABR	% of ABR
Illinois	23	$	8,663	9.3%
Texas	37		8,400	9.1%
Georgia	24		5,480	5.9%
Ohio	33		5,464	5.9%
Wisconsin	19		5,163	5.6%
New York	16		4,674	5.0%
Virginia	8		4,231	4.6%
California	13		4,174	4.5%
Indiana	17		3,864	4.2%
Louisiana	9		3,783	4.1%
Pennsylvania	21		3,362	3.6%
Mississippi	14		3,203	3.5%
Alabama	18		3,119	3.4%
Michigan	11		2,874	3.1%
Florida	16		2,733	2.9%
North Carolina	10		2,176	2.3%
Arizona	5		1,837	2.0%
New Mexico	7		1,516	1.6%
Washington	3		1,399	1.5%
South Carolina	9		1,373	1.5%
Nevada	6		1,369	1.5%
Kentucky	4		1,366	1.5%
Arkansas	7		1,182	1.3%
Tennessee	5		1,165	1.3%
Iowa	7		952	1.0%
Oklahoma	7		897	1.0%
Kansas	4		892	1.0%
Maryland	4		829	0.9%
Massachusetts	4		751	0.8%
Connecticut	3		680	0.7%
Nebraska	2		662	0.7%
Vermont	10		633	0.7%
Minnesota	5		618	0.7%
New Jersey	4		574	0.6%
North Dakota	2		553	0.6%
West Virginia	5		515	0.6%
Colorado	4		449	0.5%
South Dakota	1		331	0.4%
Utah	2		317	0.3%
Missouri	3		260	0.3%
New Hampshire	3		157	0.2%
Idaho	1		99	0.1%
Total	406	$	92,739	100.0%

(1) Metrics exclude mortgage loan receivables.

NETSTREIT

17

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

Industry[(1)]	Defensive Category	Number of Leases		ABR	% of ABR
Drug Stores & Pharmacies	Necessity	55	$	16,983	18.3%
Home Improvement	Necessity	32		11,561	12.5%
Grocery	Necessity	21		10,886	11.7%
Discount Retail	Discount	32		8,371	9.0%
Dollar Stores	Discount	79		7,825	8.4%
Convenience Stores	Service	25		5,621	6.1%
Auto Parts	Necessity	61		5,526	6.0%
Arts & Crafts	Other	14		5,468	5.9%
General Retail	Necessity	6		3,708	4.0%
Consumer Electronics	Other	6		3,211	3.5%
Quick Service Restaurants	Service	18		2,908	3.1%
Healthcare	Necessity	12		2,352	2.5%
Farm Supplies	Necessity	7		1,578	1.7%
Automotive Service	Service	14		1,463	1.6%
Health and Fitness	Service	1		985	1.1%
Furniture Stores	Other	2		885	1.0%
Casual Dining	Service	5		764	0.8%
Equipment Rental and Leasing	Service	5		679	0.7%
Apparel	Other	4		481	0.5%
Banking	Necessity	3		457	0.5%
Wholesale Warehouse Club	Necessity	1		417	0.4%
Specialty	Other	1		276	0.3%
Gift, Novelty, and Souvenir Shops	Other	1		200	0.2%
Home Furnishings	Other	1		134	0.1%
Total		406	$	92,739	100.0%

Defensive Category	Number of Leases		ABR	% of ABR
Necessity	198	$	53,468	57.7%
Discount	111		16,196	17.5%
Service	68		12,421	13.4%
Other	29		10,655	11.5%
Total	406	$	92,739	100.0%

(1) Metrics exclude mortgage loan receivables.

NETSTREIT

18

Lease Expiration Schedule

(unaudited, dollars in thousands)

Year of Expiration	Number of Leases Expiring		ABR Expiring[(1)]	ABR Expiring as a % of Total Portfolio
2022	—		—	0.0%
2023	2		852	0.9%
2024	2		293	0.3%
2025	10		2,826	3.0%
2026	16		3,095	3.3%
2027	20		4,871	5.3%
2028	33		4,983	5.4%
2029	53		8,168	8.8%
2030	41		10,028	10.8%
2031	66		12,357	13.3%
2032	33		9,034	9.7%
2033	27		3,716	4.0%
2034	25		9,187	9.9%
2035	25		8,914	9.6%
2036	25		5,690	6.1%
2037	11		4,147	4.5%
2038	1		255	0.3%
2039	7		1,110	1.2%
2040	2		425	0.5%
2041	4		1,246	1.3%
2042	1		985	1.1%
2043	2		558	0.6%
TOTAL	**406**	**$**	**92,739**	**100.0%**

(1) Weighted by ABR; excludes lease extension options and mortgage loan receivables.

NETSTREIT

19

FFO, Core FFO, and AFFO FFO means funds from operations. It is a non-GAAP measure defined by NAREIT as net income (computed in accordance with GAAP). Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Core FFO means core funds from operations. Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. Historically, these have included gains from forfeited earnest money deposits, non-recurring public company costs, and gains from insurance proceeds. AFFO means adjusted funds from operations. AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, non-cash compensation expense, and amortization of deferred financing and amortization of loan origination costs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity. FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO. Non-GAAP Measures and Definitions 20

Non-GAAP Measures and Definitions (cont’d) EBITDA, EBITDAre and Adjusted EBITDAre EBITDA is computed by us as earnings before interest expense, income tax expense and depreciation and amortization. EBITDAre is the NAREIT definition of EBITDA (as defined above), but it is further adjusted to follow the definition included in a white paper issued in 2017 by NAREIT, which recommended that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property. Adjusted EBITDAre, as computed by us, is EBITDAre adjusted to exclude straight-line rent, non-cash compensation expense, and gain on insurance proceeds. Annualized Adjusted EBITDAre is Adjusted EBITDAre, plus adjustments for intraquarter investment activity, multiplied by four. We present EBITDA, EBITDAre and Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA, EBITDAre and Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. NOI, Cash NOI, and Normalized Cash NOI NOI means net operating income, and it is computed in accordance with GAAP. We compute NOI as net income (computed in accordance with GAAP), excluding general and administrative expenses, interest expenses (or income), income tax expense, depreciation and amortization, gains (or losses) from the sales of depreciable property, impairment charges on depreciable real property, transaction costs, and other income (or expense). Cash NOI is computed by us as NOI excluding straight-line rent and amortization of above/below-market leases adjustments and lease incentives. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Normalized Cash NOI is computed by us as Cash NOI adjusted to remove Cash NOI for properties acquired during the period shown, and then replace the removed amount with an estimated equivalent ABR for the full period. It is further adjusted to remove Cash NOI for properties disposed of during the period shown. 21

Non-GAAP Measures and Definitions (cont’d) 22 Other Definitions ABR means annualized base rent. ABR is calculated by multiplying (i) cash rental payments (a) for the month ended September 30, 2022 (or, if applicable, the next full month’s cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of September 30, 2022, plus (b) for properties under development, the first full month’s permanent cash rent contractually due after the development period by (ii) 12. Defensive Category is considered by us to represent tenants that focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants, which we refer to as defensive retail industries. The defensive sub-categories as we define them are as follows: (1) Necessity, which are retailers that are considered essential by consumers and include sectors such as drug stores, grocers and home improvement, (2) Discount, which are retailers that offer a low price point and consist of off-price and dollar stores, (3) Service, which consist of retailers that provide services rather than goods, including, tire and auto services and quick service restaurants, and (4) Other, which are retailers that are not considered defensive in terms of being considered necessity, discount or service, as defined by us. Leases are individual properties with a distinct lease agreement in place, development activities where a lease is expected at a future date, or in the case of master lease arrangements each property under the master lease is counted as a separate lease. Net Debt is computed by us as the principal amount of total debt outstanding less cash, cash equivalents, and restricted cash. Occupancy is expressed as a percentage, and it is the number of economically occupied properties divided by the total number of properties owned. Properties under development are excluded from the calculation. OP units means operating partnership units not held by NETSTREIT.

Forward Looking and Cautionary Statements 23 This supplemental report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this supplemental report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this supplemental report. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19), rising interest rates and instability in macroeconomic conditions. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.